UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

LABOR SMART, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF LABOR SMART, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Labor Smart, Inc.

3270 Florence Road

Suite 200

Powder Springs, Georgia 30127

(770) 222-5888

INFORMATION STATEMENT

(Preliminary)

February __, 2016

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Labor Smart, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 (the “Common Stock”), of Labor Smart, Inc., a Nevada corporation (the “Company ”), to notify the Stockholders that on January 13, 2016, the Company received a written consent in lieu of a meeting (the “Written Consent”) from one holder of Common Stock. This holder (the “Majority Shareholder”) holds 2,682,070,718 shares of Common Stock and fifty-one (51) shares of the Company’s Series A preferred stock (the “Preferred Stock”), which represents 10,892,694,590 votes of the Company’s voting equity, or approximately 67.66% of all voting power. The Majority Stockholder authorized the Company, at the discretion of the Board of Directors, to take the following action:

•	Decrease the authorized capital stock by up to twelve billion (12,000,000,000) shares (the “Shares Decrease”).

On January 13, 2016, the Board of Directors of the Company (“Board”) approved this action and recommended to the Majority Stockholder that he likewise approve. On January 13, 2016, the Majority Stockholder approved the Shares Decrease by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes (“NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of this action.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about February ____, 2016.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

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INTRODUCTION

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about February ____, 2016. This Information Statement contains a brief summary of the material aspects of the Shares Decrease approved by the Board of Labor Smart, Inc. (the “Company,” “we,” “our,” or “us”) and the Majority Stockholder who holds a majority of the voting capital stock of the Company.

Common Stock

As of January 13, 2016, there were issued and outstanding 7,889,025,889 shares of Common Stock and 16,099,699,761 total votes eligible for voting. Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company, or at least 8,049,849,881 votes, is required to approve the Shares Decrease by written consent. The Majority Stockholder, who holds 10,892,694,590 votes of the Company’s voting equity (approximately 67.66% of the total voting equity), has voted in favor of the Shares Decrease, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock, the total number of shares that the Majority Stockholders voted in favor of the Shares Decrease, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Shareholder	Number of Shares of Common Stock Owned by Shareholder	Number of Shares of Preferred Stock Owned by Shareholder	Number of Votes Held by Shareholder	Number of Votes that Voted in Favor of the Actions	Percentage of the Voting Equity that Voted in Favor of the Action (1)
Ryan Schadel	2,682,020,718	51	10,892,694,590	10,892,694,590	67.66%
Total	2,682,020,718	51	10,892,694,590	10,892,694,590	67.66%

ACTION TO BE TAKEN

The Shares Decrease will become effective on the date that we file Certificates of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment(s)”), with the State of Nevada. The Board of Directors will determine the exact amount of the Share Decrease and may elect to decrease the authorized shares in one or more Certificates of Amendment at its discretion. We intend to file the Amendments with the State of Nevada when the Board of Directors deems it to be appropriate and advisable, but in no event earlier than the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

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DECREASE AUTHORIZED SHARES OF COMMON STOCK

The number of authorized capital stock will be decreased by up to twelve billion (12,0000,000,000) shares. The Board of Directors will determine the exact amount of the Share Decrease at its discretion The Board of Directors believes the Shares Decrease is necessary and advisable in order to maintain our financing and capital raising ability.

The purpose of the decrease in Common Stock is to reduce the proportion of unissued authorized shares to issued shares. The Board believes that following the effective date of filing amendments with the State of Nevada, the Company will continue to have sufficient additional authorized but unissued shares of capital stock in order to provide flexibility for corporate action in the future. The Company has no specific understandings, arrangements or agreements with respect to any future acquisitions that would require the issue of a material amount of new shares of its Common Stock.

The decrease in authorized Common Stock will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect on our existing stockholders if additional shares are later issued. The Shares Decrease will not result in a change to the number of shares of Common Stock outstanding at the time of its execution.

We are not decreasing our authorized Common Stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the common shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we have no intent or plan to employ unissued authorized shares as an anti-takeover device.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of January 13, 2016, of (i) each person known to us to beneficially own more than 5% of our stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of January 13, 2016, there were a total of 7,889,025,889 shares of Common Stock issued and outstanding.

The column titled “Percentage Owned” shows the percentage of voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of August 14, 2015, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o Labor Smart, Inc., 3270 Florence Road, Suite 200, Powder Springs, Georgia 30127.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percentage Owned (1)
Ryan Schadel	2,682,020,718	33.99%

All officers and directors as a group	2,682,020,718	33.99%

_______________

(1) Applicable percentage of ownership is based on 7,889,025,889 shares of our Common Stock outstanding (as defined below) as of January 13, 2016. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our Common Stock issuable upon the exercise of stock options exercisable currently or within 60 days of January 13, 2015, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

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ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of these filings, at no cost, by writing Labor Smart, Inc., 3270 Florence Road, Suite 200, Powder Springs, Georgia 30127, or telephoning the Company at (770) 222-5888. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 3270 Florence Road, Suite 200, Powder Springs, Georgia 30127, or telephoning the Company at (770) 222-5888.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Shares Decrease, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Ryan Schadel

Ryan Schadel

Chief Executive Officer, Director

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